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                            [CIVITAS BANKGROUP LOGO]
                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830

FOR IMMEDIATE RELEASE                       Contact:   Mike Alday
                                                       Alday Communications
                                                       615.791.1535

                   CIVITAS REPORTS HEALTHY INCREASE IN PROFITS


FRANKLIN, Tenn. (April 22, 2004) - Civitas BankGroup (OTC: CVBG) reported an 87.6% increase in net income for the first quarter 2004.

For the first quarter 2004, Civitas BankGroup earned $754,000 compared to a net income of $402,000 for the same period in 2003, an increase of 87.6%. On a per share basis, the 2004 net income was $.04, compared to $.03 from the same period in 2003.

For the fourth quarter 2003, Civitas reported net income of $736,000, or $.04 per share.

Non-performing assets (non-accrual loans and foreclosed properties) at Civitas BankGroup increased slightly to $20.0 million at March 31, 2004 from December 31, 2003. Problem assets peaked at $26.4 million at September 30, 2002.

"While we are encouraged by our growth in profits, the resolution of problem assets continues to be our top short-term priority," explained Richard E. Herrington, President of Civitas BankGroup. "Problem assets peaked eighteen months ago, and we have methodically worked through the liquidation process. We took a small step backwards during the first quarter, but our plan is working."

In addition, asset growth continued to be strong at Civitas BankGroup. As of March 31, 2004, assets totaled $825 million, an increase of 7.6% from March 31, 2003 total assets. Other growth rates for the same time period were 1.0% for loans and 5.0% for deposits.

"The growth rate in loans is misleading," commented Herrington. "Over the last several quarters, we have moved a large dollar amount of loans from our balance sheet through liquidation, charge-off, or sale. We have experienced solid growth in new loans, particularly in our Middle Tennessee markets.

"We are in the second year of our four-year rebuilding program," added Herrington. "Our 2003 focus was to identify problem loans, to develop action plans for liquidation of

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these assets, and to execute the plans. The action plans will continue to be executed in 2004. However, as these problems are solved, we are now attacking operating inefficiencies and setting the stage for future growth."

At the beginning of the second quarter 2004, Civitas BankGroup filed an application with state and federal regulators to merge Cumberland Bank (headquartered in Carthage) and Cumberland Bank South (located in Franklin). The combined bank, with assets approaching $600 million, will be called Cumberland Bank and will be headquartered in Franklin.

Since December 2002, the company has raised nearly $16.0 million in new equity capital to support future growth. In January 2004, the company announced it has reached an agreement to sell the Bank of Dyer's Three Way branch in Madison County. This sale is expected to close in April 2004. A quarterly dividend of $.015 per share was paid this month.

Civitas BankGroup, formerly known as Cumberland Bancorp, is a multi-bank holding company operating 23 retail offices. It is the parent company of Cumberland Bank South in Franklin, Cumberland Bank in Carthage, BankTennessee in Collierville, Bank of Dyer, and Bank of Mason.

                                      -30-


THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                   (unaudited)

                                                               Three Months Ended
                                                                    March 31,
                                                           2004                2003
                                                          -------             -------
AVERAGE BALANCES
             Loans                                        551,158             536,476
             Investment Securities                        198,828             112,856
             Earning Assets                               767,411             674,881
             Total Assets                                 829,081             743,323

             Demand Deposits                               74,319              61,232
             Interest-Bearing Deposits                    597,814             555,613
             Total Deposits                               672,133             616,845
             Shareholders' Equity                          55,752              45,338


KEY PERFORMANCE RATIOS (ANNUALIZED)
             Return on Average Assets                        0.36%               0.22%
             Return on Average Equity                        5.41%               3.55%
             Net Interest Margin                             3.53%               3.69%
             Efficiency Ratio                               80.11%              86.41%


ASSET QUALITY DATA
             Nonperforming Assets                          19,969              23,559
             Allowance for Loan Losses                      8,463               8,505
             Net Charge-Offs                                  512                 981

             Nonperforming Assets to Period-
                 End Loans                                   3.62%               4.31%
             Allowance for Loan Losses to
                 Period-End Loans                            1.53%               1.56%
             Net Charge-Offs to Average
                 Loans                                       0.09%               0.18%

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                                CIVITAS BANKGROUP
                (all dollars in thousands except per share data)
                                   (unaudited)

                                                          Three Months Ended March 31,
                                                  2004                  2003             % Change
                                               ----------            ----------          --------
INCOME STATEMENT
      Interest Income                              10,598                10,332             2.6%
      Interest Expense                              3,870                 4,146            (6.7)%
                                               ----------            ----------            ----
      Net Interest Income                           6,728                 6,186             8.8%
      Provision for Loan Losses                       561                   424            32.3%
      Non-Interest Income                           1,710                 1,646             3.9%
      Non-Interest Expense                          6,760                 6,768            (0.1)%
                                               ----------            ----------            ----
      Income Before Taxes                           1,117                   640            74.5%
      Income Taxes                                    363                   238            52.5%
                                               ----------            ----------            ----
      Net Income                                      754                   402            87.6%

PER SHARE DATA
      Net Income - Basic                             0.04                  0.03            33.3%
      Net Income - Diluted                           0.04                  0.03            33.3%
      Cash Dividends                                  262                   231            13.4%
      Common Book Value per Share                    3.24                  2.94            10.2%

WEIGHTED AVERAGE SHARES OUTSTANDING
      Basic                                    17,309,303            15,383,945            12.5%
      Diluted                                  17,359,468            15,610,675            11.2%

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                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                   (unaudited)

                                                       March 31,           December 31,
                                                         2004                   2003            % Change
                                                       ---------           ------------         --------
BALANCE SHEET SUMMARY
      Assets
           Cash and Cash Equivalents                     22,300                 19,977             11.6%
           Federal Funds Sold                            11,189                 15,081             (25.8)%
           Investment Securities                        198,817                207,417             (4.1)%
           Loans                                        551,750                550,565              0.2%
           Allowance for Loan Losses                     (8,463)                (8,414)             0.6%
                                                        -------                -------             ----
           Net Loans                                    543,287                542,151              0.2%
           Fixed Assets                                  22,510                 22,280              1.0%
           Foreclosed Properties                          4,030                  3,793              6.2%
           Other Assets                                  22,709                 22,621              0.4%
                                                        -------                -------             ----
                Total Assets                            824,842                833,320             (1.0)%

      Liabilities and Stockholders Equity
           Deposits                                     672,629                671,636              0.1%
           Trust Preferred Securities                    12,000                 12,000              0.0%
           Other Borrowings                              78,590                 90,438             (13.1)%
           Other Liabilities                              5,122                  4,505             13.7%
           Shareholders Equity                           56,501                 54,741              3.2%
                                                        -------                -------             ----
                Total Liabilities, Equity               824,842                833,320             (1.0)%